NEWS BULLETIN
--------------------------------------------------------------------------------

Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100

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For Further Information:

AT OLD REPUBLIC:                       AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                            George Zagoudis
Chairman & CEO                         General Information
(312) 346-8100                         (312) 640-6663
                                       gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:          AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                           Tim Grace
Analysts/Investors                     Media Inquiries
(312) 640-6672                         (312) 640-6667
lloyet@financialrelationsboard.com     tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                  NYSE: ORI
TUESDAY, APRIL 27, 2004

                      OLD REPUBLIC REPORTS MODERATELY LOWER
              NET OPERATING INCOME, BUT SLIGHTLY HIGHER NET INCOME

--------------------------------------------------------------------------------
                              Financial Highlights
--------------------------------------------------------------------------------
              (unaudited; amounts in millions except share data and
        percentages; all per-share amounts are stated on a diluted basis)
--------------------------------------------------------------------------------

                                             Quarters Ended March 31,
                                     ---------------------------------------
                                       2004             2003          Change
                                     ---------------------------------------
Total Revenues                       $ 822.4          $ 739.0          11.3%
Net Operating Income                 $  96.6          $ 108.7         -11.1%
Net Income                           $ 106.4          $ 104.3           1.9%
Diluted Earnings Per Share (*):
  Net Operating Income               $  0.52          $  0.60         -13.3%
  Net Income                         $  0.57          $  0.57            --%

(*) March 31, 2003 per share data reflect retroactive adjustments for the 50% stock dividend issued in December 2003.
--------------------------------------------------------------------------------

Chicago - April 27, 2004 - Old Republic International Corporation (NYSE: ORI), today announced that net operating earnings dropped moderately in this year's first quarter. The shortfall stemmed largely from the anticipated weakening of the Company's Mortgage and Title insurance segments. Old Republic's General Insurance business, however, continued to produce strong underwriting results that largely offset the lower contributions from the two other segments. Pretax earnings in this year's first quarter were also affected adversely by required stock option compensation charges of $6.4 million, (or 2 cents per share after tax), of which $5.6 million represented the expense of a non-recurring vesting acceleration of stock option costs. First quarter 2003 operating results were not burdened by any charges related to the expensing of stock option awards.

Old Republic International
Add 1

In reflection of the aforementioned factors, Old Republic's consolidated net operating earnings before net realized investment gains or losses, amounted to $96.6 million, or 52 cents per share, for the first quarter of 2004, down from $108.7 million, or 60 cents per share in the same period of 2003. Inclusive of net realized investment gains or losses, net income for this year's first quarter amounted to $106.4 million, or 57 cents per share, versus $104.3 million, or 57 cents per share in the year-ago period.

To aid investment analysis of Company results, both net operating income and net income figures are given as they highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and contribute to lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Write-downs of securities deemed other than temporarily impaired are in turn caused by a variety of factors, including adverse securities' market trends and industry-wide or issuer-specific developments that can lead to the recognition of a permanent loss of market value or non-recoverability of asset cost.

The major components of pretax operating income cited herein, and resulting consolidated GAAP net income were as follows:

                                                  ($ in Millions)
                                      -----------------------------------------
                                                  Quarters Ended
                                                     March  31,
                                      -----------------------------------------
                                        2004             2003          % Change
                                      --------         --------        --------
Pretax operating income (loss):
   General                            $  74.3          $  59.4            25.1%
   Mortgage Guaranty                     57.4             75.9           -24.3
   Title                                 13.2             25.7           -48.5
   Corporate and other                   (2.5)            (0.6)
                                      --------         --------        --------
         Sub-total                      142.5            160.5           -11.2
                                      --------         --------        --------
Realized investment gains (losses):
    From sales                           15.6              2.8
    From impairments                      -               (9.5)
                                      --------         --------
         Sub-total                       15.6             (6.7)
                                      --------         --------
Consolidated pretax income              158.2            153.8             2.8
    Income taxes                         51.7             49.4             4.7
                                      --------         --------        --------
Net income                            $ 106.4          $ 104.3             1.9%
                                      ========         ========        ========


Consolidated Revenues

Consolidated revenues in the first quarter totaled $822.4 million, up 11.3 percent from $739.0 million in the same period of 2003. Net premiums and fees earned were $726.6 million in this year's first quarter versus $663.6 million in the year-ago period. Consolidated net investment income of $70.5 million for the first three months of 2004 was up slightly when compared to the preceding year due to a continuing low yield environment, which diluted the benefit of the Company's growing invested asset base.

Old Republic International Corporation
Add 2

General Insurance Group

Old Republic's General Insurance Group, which underwrites principally commercial property and liability insurance coverages, reported a 25.1 percent increase in pretax operating income to $74.3 million for this year's first quarter. This compares to $59.4 million earned during the same period of 2003. Net premiums earned in this year's first quarter were $376.5 million, up 20.0 percent from $313.9 million a year ago. The composite underwriting ratio for the first three months of 2004 reflected a slight decline to 93.0 percent when compared to 94.8 percent posted in the first quarter of 2003, and 93.3 percent for all of 2003. The positive underwriting results are attributable to the steadily improved pricing and risk selection standards that have been applied since 2001, the reduced loss frequency and severity and the well-controlled expenses for substantially all of the Company's general insurance coverages.

Mortgage Guaranty Group

Old Republic's mortgage guaranty operations posted a 24.3 percent drop in pretax operating earnings to $57.4 million in this year's first quarter. Net premium revenues in the most recent quarter were $98.7 million, or just 1.3 percent below the year-ago level of $100.0 million. Persistency for the traditional primary book of business improved for the second consecutive quarter, rising to
50.2 percent.

The composite underwriting ratio in the first three months of 2004 was 58.6 percent compared to 40.5 percent posted in the same quarter of 2003, and 56.1 percent in last year's final quarter. Traditional primary business claim severity, measured in terms of average claim reserves and payments, remained relatively stable in this year's first quarter, as did claim frequency. The loss ratio of 29.5 percent, while significantly higher than the 15.2 percent loss ratio posted in the first three months of 2003, was moderately lower than the
32.0 percent posted in last year's final quarter. More than half of the quarter over quarter increase in the expense ratio reflected the aforementioned stock option costs incurred by this segment.

Title Insurance Group

Old Republic's title insurance business reflected mixed results in the key components of its pretax bottom line which dropped by 48.5 percent in this year's first quarter. Premiums were up 9.3 percent quarter-over-quarter, benefiting from the reporting lag associated with November and December 2003 production from independent agency sources. On the other hand, escrow and other fee revenues from current direct operations dropped 17.4 percent. In total, premium and fee revenues were basically flat at $234.1 million in this year's first quarter. Claim costs, which are associated principally with premium revenues, were stable for both quarterly periods, while other costs, inclusive of commissions paid on agency-derived premium production, rose by 6.2 percent year over year. In combination, these factors produced a higher composite ratio of 97.0 percent in this year's first quarter, compared to 91.5 percent and 93.7 percent in the first and final quarters of 2003, respectively. While net investment income grew by 7.3 percent in the first three months of 2004, the gain was not sufficient to offset the downward bias of the Company's results from its basic underwriting/service functions.

Corporate and Other Operations

Old Republic's small life and health business, and the corporate service operations of the parent holding company produced combined pretax losses of $2.5 million and $0.6 million in the first quarters of 2004 and 2003, respectively. Lower life and health income was largely caused by greater life insurance claim costs, while corporate operations were affected negatively by the aforementioned recognition of allocated stock option costs as well as higher employee benefit expenses.

Old Republic International Corporation
Add 3

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at March 31, 2004, totaled $7.08 billion, or $38.92 per share, compared to $6.84 billion, or $37.71 per share, at December 31, 2003, and $6.40 billion, or $35.42 per share, at March 31, 2003. The investment portfolio reflects a current allocation of approximately 86 percent in fixed-maturity securities and 7 percent in equities. As in the past, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans. Consolidated operating cash flow continued to be positive in the latest quarter, growing by 19.5 percent to $234.6 million.

Common shareholders' equity was $3.66 billion at March 31, 2004, compared to $3.55 billion at December 31, 2003, and $3.30 billion at March 31, 2003. Book value per share was $20.16 at the end of March 2004, versus $19.57 at year-end 2003 and $18.26 at March 31, 2003. The latest quarter's change in book value reflects principally the retention of earnings in excess of dividend requirements, and an increase in the value of investment securities carried at market values.


Conference Call Information

Old Republic has scheduled a conference call at 2:00 p.m. Central Daylight Savings Time today to discuss its first quarter 2004 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.


About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty, title and life and health insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $9.95 billion and capitalization of $3.80 billion. Its current stock market valuation is approximately $4.42 billion.


Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements, commentaries, or inferences, of necessity involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected

Old Republic International Corporation
Add 4

returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans; additionally, mortgage guaranty results, may also be impacted by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and disability insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

   For the latest news releases and other corporate documents on Old Republic visit: www.oldrepublic.com
                               -------------------


                           Financial Tables Follow....

Old Republic International Corporation
Add 5

                                                  Old Republic International Corporation
                                                         FINANCIAL HIGHLIGHTS (*)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Quarters Ended
                                                                                                    March 31,
                                                                                        ----------------------------------    %
                                                                                             2004              2003        Change
                                                                                        --------------------------------------------
NET INCOME:
  Total                                                                                   $106,413,317       $104,385,618      1.9%
                                                                                        ===============   ================
  Per Share: Basic                                                                               $0.58              $0.57      1.8%
                                                                                        ===============   ================
             Diluted                                                                             $0.57              $0.57        -%
                                                                                        ===============   ================

Average number of common and
  equivalent shares outstanding
             Basic                                                                         181,962,757        180,932,204
                                                                                        ===============   ================
             Diluted                                                                       184,504,465        181,985,790
                                                                                        ===============   ================
------------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
------------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net income, before items below                                                                 $0.53              $0.60    -11.7%
  Realized investment gains (losses)                                                              0.05              (0.03)
                                                                                        ---------------   ----------------
    Net income                                                                                   $0.58              $0.57      1.8%
                                                                                        ===============   ================
Diluted Earnings:
  Net income, before items below                                                                 $0.52              $0.60    -13.3%
  Realized investment gains (losses)                                                              0.05              (0.03)
                                                                                        ---------------   ----------------
    Net income                                                                                   $0.57              $0.57        -%
                                                                                        ===============   ================
------------------------------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
  As Reported                                                                                   $20.16             $18.26     10.4%
                                                                                        ===============   ================
  Cost Basis                                                                                    $18.78             $17.26      8.8%
                                                                                        ===============   ================
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
  General                                                                                       $425.4             $361.8     17.6%
  Mortgage Guaranty                                                                              120.2              124.8     -3.7%
  Title                                                                                          240.7              239.6      0.5%
  Life & Health                                                                                   18.8               17.7      6.1%
  Other                                                                                            1.6                1.7
                                                                                        ---------------   ----------------
    Consolidated Operating Revenues                                                              806.8              745.8      8.2%
Realized Investment Gains (Losses)                                                                15.6               (6.7)
                                                                                        ---------------   ----------------
  Total Revenues                                                                                $822.4             $739.0     11.3%
                                                                                        ===============   ================
Pretax Operating Income (Loss):
  General                                                                                        $74.3              $59.4     25.1%
  Mortgage Guaranty                                                                               57.4               75.9    -24.3%
  Title                                                                                           13.2               25.7    -48.5%
  Life & Health                                                                                    0.9                1.3    -27.3%
  Other                                                                                           (3.4)              (1.9)
                                                                                        ---------------   ----------------
    Total                                                                                        142.5              160.5    -11.2%
Realized Investment Gains (Losses)                                                                15.6               (6.7)
                                                                                        ---------------   ----------------
    Revenues, Net of Expenses                                                                    158.2              153.8      2.8%
Income Taxes                                                                                      51.7               49.4      4.7%
                                                                                        ---------------   ----------------
  Net Income                                                                                    $106.4             $104.3      1.9%
                                                                                        ===============   ================
------------------------------------------------------------------------------------------------------------------------------------

(*) March 31, 2003 per share data reflect adjustments for the 50% stock dividend issued in December 2003.
(a) "As Reported" in financial statements with all securities carried at market value. "Cost Basis" calculation includes all investment securities at their currently amortized original cost.



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
Old Republic International Corporation
Add 6

                                                 Old Republic International Corporation
                                                       SEGMENTED OPERATING SUMMARY
                                                             ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------



                  Net                                                                                        Pretax
                Premiums        Net                                                Sales                    Operating     Composite
                 & Fees     Investment      Other     Operating     Benefits      & Other       Total        Income     Underwriting
   Segment       Earned       Income       Income     Revenues      & Claims      Expenses     Expenses      (Loss)        Ratios
 ------------ ------------  -----------  ----------  -----------  ------------  -----------  ------------  -----------  ------------

Quarter Ended March 31, 2004
----------------------------
 General           $376.5        $44.4        $4.3       $425.4        $249.2       $101.8        $351.0        $74.3         93.0%
 Mortgage            98.7         16.6         4.8        120.2          29.1         33.5          62.7         57.4         58.6%
 Title              234.1          6.2         0.2        240.7          13.9        213.4         227.4         13.2         97.0%
 Life                17.1          1.5         0.1         18.8           9.7          8.1          17.9          0.9        103.5%
 Other                ---          1.5         ---          1.6           ---          5.1           5.1         (3.4)          ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated      $726.6        $70.5        $9.6       $806.8        $302.1       $362.0        $664.2       $142.5         89.3%
              ========================================================================================================  ============

Quarter Ended March 31, 2003
----------------------------
 General           $313.9        $43.6        $4.2       $361.8        $213.5        $88.8        $302.3        $59.4         94.8%
 Mortgage           100.0         16.4         8.3        124.8          15.2         33.6          48.8         75.9         40.5%
 Title              233.6          5.8         0.1        239.6          12.9        200.9         213.8         25.7         91.5%
 Life                16.0          1.6         ---         17.7           7.8          8.5          16.4          1.3        102.2%
 Other                ---          1.7         ---          1.7           ---          3.6           3.6         (1.9)          ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated      $663.6        $69.4       $12.7       $745.8        $249.5       $335.6        $585.2       $160.5         85.7%
              ========================================================================================================  ============

------------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended March 31, 2004
-----------------------------------------
 General         $1,442.2       $175.8       $18.3     $1,636.3        $968.6       $393.7      $1,362.4       $273.9         92.9%
 Mortgage           399.6         65.8        28.5        494.0         104.7        131.3         236.0        257.9         51.9%
 Title            1,104.4         24.0         0.6      1,129.1          64.8        946.9       1,011.7        117.3         91.6%
 Life                52.7          6.2         0.5         59.5          27.0         28.4          55.5          3.9        104.4%
 Other                ---          8.3         ---          8.4           ---         18.8          18.8        (10.4)          ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated    $2,999.0       $280.3       $48.1     $3,327.5      $1,165.3     $1,519.3      $2,684.7       $642.8         87.3%
              ========================================================================================================  ============

Fiscal Twelve Months Ended March 31, 2003
-----------------------------------------
 General         $1,229.3       $173.4       $19.3     $1,422.1        $868.4       $352.1      $1,220.6       $201.4         97.2%
 Mortgage           384.7         65.9        27.8        478.5          56.7        148.4         205.1        273.3         46.1%
 Title              870.5         22.8         0.5        893.9          45.3        745.1         790.4        103.4         90.7%
 Life                51.3          6.6         0.2         58.2          28.9         23.1          52.0          6.1        101.0%
 Other                ---          6.1         ---          6.2           ---         13.3          13.3         (7.1)          ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated    $2,535.9       $275.0       $48.0     $2,858.9        $999.5     $1,282.2      $2,281.8       $577.1         87.5%
              ========================================================================================================  ============

------------------------------------------------------------------------------------------------------------------------------------


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
Old Republic International Corporation
Add 7

                                                 Old Republic International Corporation
                                                     SEGMENTED OPERATING STATISTICS
                                                             ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Quarters Ended
                                                                                                                March 31,
                                                                                                    --------------------------------
                                                                                                         2004              2003
                                                                                                    --------------------------------
General Insurance:
  Benefits and claims ratio                                                                                 67.0%             69.2%
  Expense ratio                                                                                             26.0%             25.6%
                                                                                                    --------------   ---------------
    Composite ratio                                                                                         93.0%             94.8%
                                                                                                    ==============   ===============

  Paid loss ratio                                                                                           51.0%             54.9%
                                                                                                    ==============   ===============


Mortgage Guaranty:
  New insurance written: Traditional Primary                                                             $5,899.5          $8,814.4
                         Bulk                                                                                41.1           1,722.0
                         Other                                                                            1,165.0           1,181.5
                                                                                                    --------------   ---------------
                         Total                                                                           $7,105.7         $11,717.9
                                                                                                    ==============   ===============

  Net risk in force: Traditional Primary                                                                $15,289.7         $15,116.8
                     Bulk                                                                                   783.3             624.1
                     Other                                                                                  509.2             421.4
                                                                                                    --------------   ---------------
                     Total                                                                              $16,582.2         $16,162.3
                                                                                                    ==============   ===============

  Earned premiums: Direct                                                                                  $118.5            $115.3
                                                                                                    ==============   ===============
                   Net                                                                                      $98.7            $100.0
                                                                                                    ==============   ===============

  Persistency/Traditional Primary                                                                           50.2%             55.0%
                                                                                                    ==============   ===============

  Delinquency ratio: Traditional Primary                                                                    3.67%             3.35%
                                                                                                    ==============   ===============
                     Bulk                                                                                   5.62%             3.18%
                                                                                                    ==============   ===============

  Claims ratio                                                                                              29.5%             15.2%
  Expense ratio                                                                                             29.1%             25.3%
                                                                                                    --------------   ---------------
    Composite ratio                                                                                         58.6%             40.5%
                                                                                                    ==============   ===============

  Paid loss ratio                                                                                           24.7%             16.5%
                                                                                                    ==============   ===============


Title Insurance:
  Direct orders opened                                                                                    112,072           145,154
                                                                                                    ==============   ===============
  Direct orders closed                                                                                     82,579           112,416
                                                                                                    ==============   ===============

  Claims ratio                                                                                               6.0%              5.5%
  Expense ratio                                                                                             91.0%             86.0%
                                                                                                    --------------   ---------------
    Composite ratio                                                                                         97.0%             91.5%
                                                                                                    ==============   ===============
  Paid loss ratio                                                                                            4.4%              2.4%
                                                                                                    ==============   ===============




                                      -30-